                                                                       Exhibit 5





                                  July 31, 2001

InterDigital Communications Corporation
781 Third Avenue
King of Prussia, PA 19406

         Re:      Registration Statement on Form S-8
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Dear Sir or Madam:

         Reference is made to a Registration Statement on Form S-8 of InterDigital Communications Corporation (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         The Registration Statement covers 400,000 shares of Common Stock, $.01 par value per share, of the Company (the "Shares"), which may be issued by the Company pursuant to the InterDigital Communications Corporation Savings and Protection Plan (the "Plan").

         I have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's By-Laws, the Plan and such other documents as I have deemed appropriate. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the authenticity of all documents submitted to me as copies of originals.

         Based upon the foregoing, I am of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                 Sincerely,

                                 /s/ William J. Merritt
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                                 William J. Merritt
                                 Executive Vice President,
                                 General Counsel and Secretary